UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 11, 2014

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2014, Dawson Geophysical Company (the “Company”) entered into employment agreements with Stephen C. Jumper, the Company’s President and Chief Executive Officer; C. Ray Tobias, the Company’s Executive Vice President and Chief Operating Officer; Christina W. Hagan, the Company’s Executive Vice President, Chief Financial Officer and Secretary; and James W. Thomas, the Company’s Executive Vice President and Chief Technology Officer (each an “Executive Officer” and collectively, the “ Executive Officers”), in each case in substantially the form attached as Exhibit 10.1 hereto (the “Employment Agreement”). The form of the Employment Agreement was approved by the Compensation Committee of the Board of Directors of the Company (the “Board”).

Each Employment Agreement establishes the duties, title and compensation of the Executive Officer entering into such agreement and is for a three year term, which automatically extends for one additional calendar year on each anniversary of the effective date of the Employment Agreement (unless either the Company or the Executive Officer provides written notice of the intent not to so extend the Employment Agreement). As a result of this automatic extension, the Term of each Employment Agreement is a rolling three year period, renewed on each anniversary of the Effective Date.

The Employment Agreements reflect each Executive Officer’s current duties, titles and compensation as set forth in the Company’s proxy statement for the January 2014 Annual Meeting. Mr. Jumper’s Employment Agreement also provides that he will continue as a member of the Board for so long as he continues to serve as the Company’s Chief Executive Officer.

The Employment Agreement provides that if the Executive Officer’s employment is terminated, he or she will receive any accrued and unpaid base salary as of the effective date of his or her termination and any employment benefits that have fully accrued and vested but have not been paid, in each case, as of the effective date of the termination of his or her employment and otherwise in accordance with applicable law. Further, if, during the term of the Employment Agreement, the Executive Officer’s employment is terminated by the Company without cause or by the Executive Officer for good reason (as each term is defined in the Employment Agreement): (i) the Executive Officer will receive periodic severance payments in an amount equal to the continuation of the Executive Officer’s then-current base salary for the remainder of the term of the Employment Agreement, (ii) all award agreements in effect between the Company and the Executive Officer under the Company’s 2006 Stock and Performance Incentive Plan will become automatically fully vested and exercisable, (iii) the Executive Officer will be entitled to a lump sum payment equal to the cost to the Executive Officer under COBRA to extend his or her then-current group health plan benefits for 18 months following the date of termination and (iv) the Executive Officer will be entitled to a lump sum payment equal to the prorated amount of the bonus, if any, the Executive Officer was eligible to earn pursuant to the Company’s annual incentive plan or similar arrangement, during the calendar year or fiscal year, as applicable, of his or her termination.

In addition, the Employment Agreement contains provisions relating to termination, confidentiality, non-solicitation, non-competition and non-disparagement.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the form of the Employment Agreement which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: March 12, 2014	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Employment Agreement.